                                                                     Exhibit 3.2



                          SECOND AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                      OF

                               WEIGH-TRONIX, LLC

                          SECOND AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      OF
                               WEIGH-TRONIX, LLC

                               TABLE OF CONTENTS

ARTICLE ONE - THE COMPANY.....................................................   1

 Section 1.1 Continuation; Name...............................................   1
             ------------------
 Section 1.2 Purpose and Character of Business................................   1
             ---------------------------------
 Section 1.3 Place of Business; Agent.........................................   2
             ------------------------
 Section 1.4 Term.............................................................   2
             ----
 Section 1.5 Title to Company Property........................................   2
             -------------------------
 Section 1.6 Qualification in Other Jurisdictions.............................   2
             ------------------------------------
 Section 1.7 Members..........................................................   2
             -------
 Section 1.8 Meetings of Members..............................................   3
             -------------------

ARTICLE TWO - CAPITAL CONTRIBUTIONS AND LIABILITY OF MEMBERS..................   4

 Section 2.1 Capital Accounts.................................................   4
             ----------------
 Section 2.2 Capital Contributions............................................   4
             ---------------------
 Section 2.3 Funding Capital Requirements.....................................   4
             ----------------------------
 Section 2.4 No Withdrawal of Interest on Capital.............................   5
             ------------------------------------
 Section 2.5 Managers as Members..............................................   5
             -------------------
 Section 2.6 Liability of Members.............................................   5
             --------------------
 Section 2.7 Purchase of Interests............................................   5
             ---------------------
 Section 2.8 Conforming of Class D Interests..................................   6
             -------------------------------
 Section 2.9. Conforming of Class E Interests.................................   6
              -------------------------------
 Section 2.10. Effect of Becoming a Conformed Interest........................   6
               ---------------------------------------

ARTICLE THREE - DISTRIBUTIONS: PROFITS AND LOSSES.............................   7

 Section 3.1 Distributions Prior to Liquidation...............................   7
             ----------------------------------
 Section 3.2 Distribution Upon Liquidation....................................   8
             -----------------------------
 Section 3.3 Distribution of Assets in Kind...................................   9
             ------------------------------
 Section 3.4 Allocation of Profits and Losses.................................   9
             --------------------------------
 Section 3.5 Required Regulatory Allocations..................................  10
             -------------------------------
 Section 3.6 Curative Allocations.............................................  12
             --------------------

 Section 3.7  Tax and Book Allocations; Other Allocation Rules................  12
              ------------------------------------------------
 Section 3.8 Tax Withholding..................................................  13
             ---------------
 Section 3.9  Distributions to Cover Members' Tax Liability...................  13
              ---------------------------------------------
 Section 3.10 Basis of Certain Distributions..................................  13
              ------------------------------

ARTICLE FOUR - RIGHTS, POWERS AND DUTIES OF THE BOARD OF MANAGERS.............  14

 Section 4.1 Management and Control of the Company............................  14
             -------------------------------------
 Section 4.2 Authority of the Board of Managers...............................  14
             ----------------------------------
 Section 4.3 Officers of the Company..........................................  15
             -----------------------
 Section 4.4 Super-Majority Requirements......................................  16
             ---------------------------
 Section 4.5 Indemnification..................................................  16
             ---------------

ARTICLE FIVE - WITHDRAWAL OF MEMBERS, TRANSFERABILITY OF A MEMBER'S INTEREST..  17

 Section 5.1 Withdrawal.......................................................  17
             ----------
 Section 5.2 Transfer of Member's Interest....................................  17
             -----------------------------

ARTICLE SIX - RIGHTS AND OBLIGATIONS OF THE MEMBERS...........................  18

 Section 6.1 No Participation in Management...................................  18
             ------------------------------
 Section 6.2 No Authority to Act..............................................  18
             -------------------

ARTICLE SEVEN - DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY.......  18

 Section 7.1 Events Causing Dissolution.......................................  19
             --------------------------
 Section 7.2 Liquidation......................................................  19
             -----------

ARTICLE EIGHT - AMENDMENTS....................................................  20

ARTICLE NINE - CONSENTS, VOTING AND MEETINGS..................................  20

 Section 9.1 Method of Giving Consent.........................................  20
             ------------------------
 Section 9.2 Meetings.........................................................  20
             --------
 Section 9.3 Submissions to Members...........................................  21
             ----------------------

ARTICLE TEN - BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; ETC...............  21

 Section 10.1 Books and Records...............................................  21
              -----------------
 Section 10.2 Accounting; Tax Year............................................  21
              --------------------
 Section 10.3 Reports.........................................................  21
              -------
 Section 10.4 Elections.......................................................  22
              ---------

ARTICLE ELEVEN - DEFINITIONS..................................................  22

ARTICLE TWELVE - MISCELLANEOUS PROVISIONS.....................................  27

 Section 12.1 Appointment of the President as Tax Matters Partner.............  27
              ---------------------------------------------------
 Section 12.2 Notification....................................................  28
              ------------
 Section 12.3 Binding Provisions..............................................  28
              ------------------
 Section 12.4 No Waiver.......................................................  28
              ---------
 Section 12.5 Legends.........................................................  28
              -------
 Section 12.6 Applicable Law..................................................  28
              --------------
 Section 12.7 Separability of Provisions......................................  29
              --------------------------
 Section 12.8 Entire Agreement................................................  29
              ----------------
 Section 12.9 Section Titles..................................................  29
              --------------
 Section 12.10 Counterparts...................................................  29
               ------------
SCHEDULE I....................................................................   2
 CLASS A MEMBERS..............................................................   2
 CLASS B MEMBERS..............................................................   4
 CLASS C MEMBERS..............................................................   5
 CLASS D MEMBERS..............................................................   6
 CLASS E MEMBERS..............................................................   7
 PIK PREFERRED MEMBER.........................................................   7
SCHEDULE II...................................................................   9
 CRITERIA FOR CONFORMING CLASS E INTERESTS....................................   9

                          SECOND AMENDED AND RESTATED

                              OPERATING AGREEMENT

                             OF WEIGH-TRONIX, LLC

                    (A Delaware Limited Liability Company)

     SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF WEIGH-TRONIX, LLC (the "Company"), dated as of June 13, 2000, by and among those persons now, heretofore and hereafter admitted as and listed in the books and records of the Company as Members of the Company. The Members are sometimes collectively referred to herein as the "Members" and individually as a "Member." Definitions of certain terms used in this Agreement are contained in Article Eleven. Marconi is executing and delivering this Agreement in its capacity as holder of the PIK Preferred Interest and as holder of Warrants exchangeable into Class A Interests.

     WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to a Certificate of Formation dated as of and filed with the Secretary of State of the State of Delaware on March 20, 1998;

     WHEREAS, the Operating Agreement of the Company was amended and restated as of May 1, 1998 to provide for the governance of the Company and to set forth in detail the Members' respective rights and duties relating to the Company; and

     WHEREAS, the parties hereto desire to further amend and restate the Operating Agreement of the Company to provide for additional cash contributions to the Company by certain Class A Members, the creation and issuance of a new class of preferred membership interest (the "PIK Preferred Interest") and warrants, as well as to ascribe rights and duties to said preferred interest and warrants.

     NOW THEREFORE, for consideration of the mutual provisions and agreements made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE ONE

                                  THE COMPANY

     Section 1.1  Continuation; Name
                  ------------------

     The Company has been formed as a limited liability company pursuant to the provisions of the Act. The name of the Company is Weigh-Tronix, LLC. The business of the Company may be conducted under any other name as the Board of Managers may from time to time determine.

     Section 1.2  Purpose and Character of Business
                  ---------------------------------

            (a) The purposes of the Company are (i) to own and operate, directly or through one or more Persons, the businesses conducted presently or in the future by Weigh-

Tronix Acquisition Corp., Tallyho Investments B.V. and their respective divisions and subsidiaries; (ii) to make such additional investments and engage in such additional activities as are permitted to be conducted by a limited liability company under the Act and as the Board of Managers may approve and
(iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii).

         (b) The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in Section 1.3 hereof and has, without limitation, any and all powers that may be exercised by a limited liability company under the Act.

    Section 1.3  Place of Business; Agent
                 ------------------------

    The principal place of business of the Company shall be located at 1000 Armstrong Drive, Fairmont, Minnesota 56031-1000. The Company shall maintain a registered agent in the State of Delaware. The name and address of the resident agent of the Company in the State of Delaware and the address of the registered office of the Company in the State of Delaware is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Board of Managers may at any time change the location of the Company's principal place of business, establish additional offices and places of business and change the registered agent and registered office of the Company and upon any such change shall give prompt notice to each Member of such change.

    Section 1.4  Term
                 ----

    The Company shall continue in full force and effect until terminated pursuant to Article Seven.

    Section 1.5  Title to Company Property
                 -------------------------

    All property originally brought into the Company or subsequently acquired by purchase with Company funds or otherwise, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property.

    Section 1.6  Qualification in Other Jurisdictions
                 ------------------------------------

    The Company shall exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Delaware including the Act. The Board of Managers promptly shall make such filings as it believes necessary or as are required by applicable law to give effect to the provisions of this Agreement and to cause the Company to be treated as a limited liability company under the laws of the State of Delaware. The Board of Managers shall cause the Company to be registered or qualified under its own name or under an assumed or fictitious name pursuant to a foreign limited liability company statute or similar laws in any jurisdictions in which the Company owns property or transacts business if such registration or qualification is necessary to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business in such jurisdiction.

    Section 1.7  Members
                 -------

    (a)   Classes of Members. There shall be six (6) classes of Members of the
          ------------------
Company, with the Members of each class designated, respectively, as "Class A Members," "Class B Members," "Class C Members", "Class D Members" and "Class E Members" and PIK Preferred Members (Class A Members, Class B Members, Class C Members, Class D Members, Class E Members and PIK Preferred Members are referred to collectively as "Members"). The Class A, Class B, Class C, Class D, Class E and PIK Preferred Members shall be as set forth on Schedule I, which schedule
                                                   ----------
shall be amended to reflect the addition or withdrawal of any Member.

    (b)   Voting Rights. Each Class A Member, each Class B Member, each Class C
          -------------
Member, each Class D Member and each Class E Member shall be entitled to vote on all matters as to which Members of the Company are entitled to vote pursuant to the Act or the terms of this Agreement. Each Class A Member, each Class B Member, each Class C Member, each Class D Member and each Class E Member shall have that number of votes that corresponds to his, her or its Percentage Interest. Notwithstanding the foregoing, (i) no Member shall be entitled to a vote with respect to a Conformed Interest, and (ii) no PIK Preferred Member shall be entitled to vote with respect to its PIK Preferred Interest.

    (c)   Admission of New Members. New Members shall be admitted with the
          ------------------------
approval, and on such terms (including whether they are Class A, Class B, Class C, Class D or Class E Members), as are determined from time to time by the Board of Managers; provided that the admission of any new Members shall be subject always to proportional adjustments, except to the extent expressly permitted by the terms of this Agreement as in effect on the Effective Date. Upon admission of any new Member, or the modification of the Percentage Interest of any Member, appropriate modification will be made to Schedule I to reflect the new
                                         ----------
Percentage Interests of all Members after giving effect to such admission or modification.

    (d)   Warrant. Upon an Exercise Event, the Exerciser shall be issued Class A
          -------
Interests equal to the Warrant Percentage Interest. The Percentage Interest associated with the Class A Interests so issued shall be the Warrant Percentage Interest of the total Percentage Interests associated with all Membership Interests issued and outstanding as of June 13, 2000. The Percentage Interest of all other Members shall be reduced proportionately, based upon their respective Percentage Interests immediately prior to the Exercise Event. Upon exercise of the Warrant, the Book Value of the Company's assets shall be restated in accordance with Section 3.7(b) and the Capital Accounts of the Members shall be restated so that the Capital Account of the Exerciser shall be proportionate according to the Warrant Percentage Interest to the Capital Accounts of all other Members according to their respective Percentage Interests and, in any case, not less than an amount equal to the Exercise Price.

    Section 1.8  Meetings of Members
                 -------------------

    An annual meeting of Members shall be held on the third Tuesday in April at the Company's principal place of business, or at such other place as the Board of Managers shall specify. A special meeting of Members may be held at such time and place, and for such purpose, as is determined by the Board of Managers. Written notice of any annual or special meeting shall be sent to all Members at least fifteen (15) days before any meeting setting forth the time, date, location and purpose(s) of such meeting. Any action requiring consent of the

Members may also be taken by written instrument signed by such Percentage in Interest of the Members as is required to approve such action.

                                  ARTICLE TWO

                CAPITAL CONTRIBUTIONS AND LIABILITY OF MEMBERS

    Section 2.1  Capital Accounts
                 ----------------

    A separate account (each a "Capital Account") shall be established and maintained for each Member which shall reflect (a) the Capital Contribution; if any, made by such Member to the Company and (b) such Member's shares of the Profit of the Company, and shall be charged with (c) the amount of cash and the fair market value of any other property distributed to such Member and (d) such Member's share of the Losses of the Company. It is the intention of the Members that the Capital Accounts be maintained in accordance with the provisions of
Section 704(b) of the Code and the Regulations thereunder, that any liabilities be taken into account in accordance with the provisions of Section 752 of the Code and the Regulations thereunder, and that this Agreement be interpreted consistently therewith. Except as otherwise provided in the Regulations, a transferee of all or a portion of a Member's interest shall succeed to the Capital Account of his or her transferor to the extent allocable to the transferred interest.

    Section 2.2  Capital Contributions
                 ---------------------

           (a) Each Class A Member made a Capital Contribution to the Company in the amount set forth opposite his or her name on Schedule I, and is entitled to the Percentage Interest set forth opposite his or her name in Schedule I;
                                                                 ----------
provided, however, that the Percentage Interest of all Members shall be adjusted
--------  -------
proportionately to reflect the admission or withdrawal of a Member or the termination or reduction of the Interest of a Member, or as otherwise required or permitted hereunder.

           (b) Each Class B Member, each Class C Member, each Class D Member and each Class E Member has made no Capital Contribution to the Company and shall be entitled to the Percentage Interest set forth opposite his or her name in Schedule I as consideration for services rendered for the benefit of the
   ----------
Company by such Class B Member, Class C Member, Class D Member or Class E Member; provided, however, that the Percentage Interest of all Members shall be
        --------  -------
adjusted proportionately to reflect the admission or withdrawal of a Member or the reduction of the Interest of a Member whose Interest is conformed pursuant to Section 2.8 hereof, or as otherwise required or permitted hereunder.

    Section 2.3  Funding Capital Requirements
                 ----------------------------

           (a) In the event that the Company requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, the Company may borrow funds from such lender(s), including Managers and Members, and on such terms and conditions as are approved by the Board of Mangers. No loan made to the Company by any Member or Manager shall constitute a Capital Contribution to the Company for any purpose. No Member or Manager shall have any obligation to give notice of an existing or potential default of any obligation of the Company to any of the Members or Managers.

         (b) No Member or Manager shall be obligated to make any Capital Contributions or loans to the Company, or otherwise supply or make available any funds to the Company, even if the failure to do so would result in a default of any of the Company's obligations or the loss or termination of all or any part of the Company's assets or business.

         (c) The provisions of this Section 2.3 are not intended to be for the benefit of any creditor or other Person (other than a Member in his capacity as a Member) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members. Moreover, notwithstanding anything contained in this Agreement, including specifically but without limitation this Article Two, no such creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any Member.

    Section 2.4  No Withdrawal of Interest on Capital
                 ------------------------------------

    No Member shall have the right to resign and receive any distribution from the Company as a result of such resignation, and no Member shall have the right to receive the return of all or any part of his Capital Contribution or Capital Account, or any other distribution, except as provided in this Agreement and in the Members' Agreement. No Member shall have any right to demand and receive property of the Company in exchange for all or any portion of his Capital Contribution or Capital Account, except as provided upon dissolution and liquidation of the Company and except as provided in the Members' Agreement.

    Section 2.5  Managers as Members
                 -------------------

    Managers may hold Interests in the Company as Members.

    Section 2.6  Liability of Members
                 --------------------

    No Member, in his capacity as a Member, shall have any liability to restore any negative balance in his, her or its Capital Account or to contribute to, or in respect of, the liabilities or the obligations of the Company. No Member shall have any liability to restore any amounts distributed from the Company, except as may be required under the Act or other applicable law. In no event shall any Member, in his capacity as a Member, be personally liable for any liabilities or obligations of the Company.

    Section 2.7  Purchase of Interests
                 ---------------------

    The Interests of Class B, Class D and Class E Members in the Company shall be subject to purchase by the Company in accordance with the terms of the Members' Agreement upon termination of employment under certain circumstances. In the event of a purchase of Class B, Class C, Class D or E Interests, the Percentage Interests of the remaining Class A, Class B, Class C, Class D and Class E Members shall be adjusted proportionately.

    Section 2.8   Conforming of Class D Interests
                  -------------------------------

    The Class D Interest of each Class D Member shall be subject to becoming conformed (a "Conformed Interest") in the event that such Class D Member shall for any reason (other than a reason described in the second paragraph of this Section 2.8) cease to be an employee of the Company or one of its Affiliates prior to the fourth anniversary of May 1, 1998. On each of the first through fourth such anniversaries on which a Class D Member shall remain an employee of the Company or one of its Affiliates, an additional twenty-five percent (25%) of the Class D Interest of such Class D Member shall be released from being subject to becoming a Conformed Interest under this Section 2.8, so that if a Class D Member has remained employed by the Company through the fourth anniversary of May 1, 1998, none of his Class D Interests shall any longer be subject to becoming Conformed Interests under this Agreement. Notwithstanding the foregoing, if a Class D Member has remained employed by the Company or one of its Affiliates until immediately prior to consummation of a Change of Control, then effective immediately prior to such Change of Control, the Class D Interests of such Class D Member shall no longer be subject to becoming a Conformed Interest under this Section 2.8.

    Notwithstanding the provisions of this Section 2.8, Class D Interests of a Class D Member shall not become Conformed Interests if either (i) the Subsidiary or division of the Company for which such Class D Member works is sold to an unaffiliated third party, such Class D Member offers to become an employee of the buyer for at least one (1) year following such sale at a compensation level and with responsibilities substantially equivalent to those in place immediately before such sale, and the buyer declines such offer of employment, or (ii) there is an internal reorganization or restructuring of the Company and its Subsidiaries pursuant to which such Class D Member's position is eliminated or materially changed such Class D Member offers to continue in the employ of the Company at a compensation level comparable to that in place immediately prior to such reorganization or restructuring, and to assume responsibilities appropriate for his experience and abilities, and the Company declines such offer of employment.

    Section 2.9.  Conforming of Class E Interests.
                  -------------------------------

    The Interest of each Class E Member shall be subject to becoming a Conformed Interest in accordance with the terms and provisions of Schedule II attached
                                                        -----------
hereto.

    Section 2.10. Effect of Becoming a Conformed Interest.
                  ---------------------------------------

    (a) To the extent that a Class D or Class E Interest has become a Conformed Interest under the provisions of Section 2.8 or 2.9 hereof, the Percentage Interest corresponding to the Class D or Class E Interest which has become a Conformed Interest shall be reduced to zero, and the Percentage Interests of all Members with respect to all Interests held by them, other than Conformed Interests, shall be increased proportionately.

    (b) Members shall not be allocated any further items of Profit or Loss with respect to Conformed Interests. Profit and Loss previously allocated with respect to the Conformed Interests, but not distributed, shall, to the extent such net amount exceeds one hundred dollars ($100), be reallocated to all classes of Members based upon their Percentage Interests as revised in accordance with Section 2.10(a), as if such amounts were realized by the Company at the time the Class D Interest or Class E Interest, as the case may be, became a Conformed Interest. Members shall not be entitled to future distributions pursuant to Section 3.1 or 3.9 with respect to Conformed Interests.

    (c) Notwithstanding any other provision of this Agreement, Conformed Interests shall carry no right to vote on any matter otherwise requiring Consent of the Members and shall carry no rights under Article Eight or Article Nine. Members who hold only Conformed Interests shall have no right to participate in the management or control of the Company, and shall immediately resign as an officer of the Company or as a member of the Board of Managers.

                                 ARTICLE THREE

                       DISTRIBUTIONS: PROFITS AND LOSSES

    Section 3.1  Distributions Prior to Liquidation.  (a)  Except as provided in
                 ----------------------------------
Section 3.2 and Section 3.9 and so long as the obligations to the PIK Preferred Member under this Agreement and the Members' Agreement have been met, the Board of Managers shall direct the Managers to distribute all Available Cash at such time that they determine to be appropriate to Members as follows:

           (i)   First, among the Class A Members proportionately (based upon
                 -----
each Member's Class A Member Invested Capital) until the amount distributed pursuant to this Section 3.1 is equal to the amount of their respective unreturned Class A Member Invested Capital;

           (ii)  Second, proportionately among the Class B Members, Class C
                 ------
Members, Class D Members and Class E Members until the amount distributed pursuant to this Section 3.1 to each shall have received an amount equal to the product of (a) their respective Percentage Interest divided by the sum of all the Class B Members', Class C Members', Class D Members' and Class E Members' Percentage Interest, and (b) the Second Tier Amount; and

           (iii) Third, among the Members in proportion to their respective
                 -----
Percentage Interests.

    (b) The Members recognize that because the Company will distribute funds currently to the Members pursuant to Section 3.9 hereof for the payment of their tax obligations, the timing of when tax gains and losses may be realized over the term of the Company could result in certain Members receiving total distributions pursuant to the Agreement, including distributions pursuant to
Section 3.9 hereof, that are in the aggregate greater than the amounts that would have been distributed to them if the only distribution had been to the Members in one payment upon liquidation of the Company. Therefore, upon liquidation of the Company, the Managers shall prepare a schedule detailing all actual distributions by the Company to each of the Members and shall calculate the amounts that would be distributed to each of them if all such distributions actually made and to be made by the Company during its term and upon its liquidation, including distributions pursuant to Section 3.9 hereof, had instead been made to the Members in one (1) payment on liquidation of the Company. Notwithstanding any other provision of this Agreement, if it is determined that any Member has received more distributions from the Company than it would be entitled to receive under this calculation, each Member hereby agrees to contribute such excess amount to the Company and the Company shall distribute such amounts to the Members who have received less than they would receive pursuant to this calculation. No Member's required contribution shall be increased if other Members fail to make their required payments to the Company.

    (c) Not later than the fifteenth (15) day after each anniversary of the Effective Date hereof, cash (denominated in Euros) shall be paid to the PIK Preferred Member in amount equal to the excess of (i) the Guaranteed Payment due for the period commencing the day after the immediately previous anniversary of the Effective Date and ending on the first mentioned anniversary of the Effective Date, over (ii) any additional PIK Preferred Interests issued pursuant to Section 3.1(d). Amounts paid pursuant to this Section 3.1(c) and Section 3.1(d) hereof are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code, and shall not be treated as distributions for purposes of computing the recipient's Capital Account.

    (d) Guaranteed Payments payable under Section 3.1(c) shall, during the first three years, be paid in additional PIK Preferred Interests and thereafter be paid in the sole discretion of the Company, in additional PIK Preferred Interests. If, by the due date for payment of any Guaranteed Payment under
Section 3.1(c), the Company has not exercised that discretion or (where it has determined to make that payment in cash) has not made that payment, the Company shall be deemed to have determined to make that payment in additional PIK Preferred Interests. Where any Guaranteed Payment is to be or deemed to be paid in additional PIK Preferred Interests, such PIK Preferred Interests shall be automatically issued (without further action required by any person) upon the due date for payment of that Guaranteed Payment under Section 3.1(c). Said additional PIK Preferred Interests shall, for the purposes of this Agreement, constitute an additional Capital Contribution by the PIK Preferred Member equal to the amount of cash payable under Section 3.1(c) hereof.

    Section 3.2  Distribution Upon Liquidation
                 -----------------------------

    Upon the liquidation of the Company, the following shall occur:

          (a)  First, assets of the Company shall be used to pay all current
               -----
               expenses, debts and obligations; and upon the expiration of such period of time as the Board of Managers shall deem advisable, the balance of such reserves remaining after payment of such debts and obligations shall be distributed in the manner hereinafter set forth in this Section 3.2;

          (b)  Second, an amount equal to the Capital Contribution attributable
               ------
               to the PIK Preferred Interest (including PIK Preferred Interests issued pursuant to Section 3.1(d) hereof) plus any and all Guaranteed Payments payable but unpaid pursuant to this Agreement shall be payable in cash (denominated in Euros) to the PIK Preferred Member.

         (c)     Third, there shall be made a final allocation pursuant to
                 -----
                 Sections 3.4, 3.5, 3.6 and 3.7 of Profit or Loss and other items to the Members' Capital Accounts; and

         (d)     Fourth, the remaining assets shall after the final allocation
                 ------
                 referred to in Section 3.2(c) be distributed in accordance with
                 Section 3.1.

   Section 3.3   Distribution of Assets in Kind
                 ------------------------------

    No Member shall have the right to require any distribution of any assets of the Company in kind. If any assets of the Company are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Board of Managers. Solely for the purpose of maintaining Capital Accounts, the amount by which the fair market value of any property to be distributed exceeds or is less than the adjusted basis of such property shall be taken into account in determining Profit or Loss as if such property had been sold at its fair market value. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Board of Managers, receive separate assets of the Company and not an interest as tenant-in-common, with other Members so entitled, in each asset being distributed.

   Section 3.4   Allocation of Profits and Losses
                 --------------------------------

           (a)   After giving effect to the allocations set forth in Sections
3.5 and 3.6, Profits of the Company for any fiscal year or other accounting period shall be allocated as follows:

           (i)   First, at any and all such times as the positive balances in
                 -----
the Capital Accounts of any Class A Member is less than his Class A Member Invested Capital less any distributions to such Class A Members, then Profits shall be allocated to the Class A Member or Members pro rata until such Member's Capital Account equals his Class A Member Invested Capital less any such distributions;

           (ii)  Second, after giving effect to the allocations set forth in
                 ------
Section 3.4(a)(i), at any and all such times as the aggregate positive balances in the Capital Accounts of the Class B Members, Class C Members, Class D Members and/or Class E Members are less than the Second Tier Amount less any distributions to such Members, if any, then, in proportion to each such Members' share of the Second Tier Amount, which amount shall be equal to the product of
(a) such Members' Percentage Interest divided by the sum of all Class B Members', Class C Members', Class D Members' and Class E Members' Percentage Interest, and (b) the Second Tier Amount, until the sum of all such Members' Capital Accounts equals the Second Tier Amount less any such distributions;

           (iii) Third, after giving effect to the allocations set forth in
                 -----
Section 3.4.(a)(i) and (ii), to all Members in proportion to their respective Percentage Interests.

           (b)   After giving effect to the allocations set forth in Sections
3.5 and 3.6, Losses of the Company for any fiscal year or other allocating period shall be allocated as follows:

          (i)    First, to all the Members in proportion to their respective
                 -----
Percentage Interests up to the excess of the amount of Profit allocations made under Section 3.4(a)(iii) less any distributions in respect of such Profit allocations (including distributions made pursuant to Section 3.9) over prior allocations of losses made to them pursuant to this Section 3.4(b)(i);

          (ii)   Second, to the Class B Members, Class C Members, Class D
                 ------
Members and Class E Members up to the excess of the amount of Profit allocations made under Section 3.4.(a)(ii) less any distributions in respect of such Profit allocations (including distributions made pursuant to Section 3.9) over prior allocations of losses made to them pursuant to this Section 3.4(b)(ii);

          (iii)  Third, to the Class A Members in an amount equal to the excess
                 -----
of their Class A Member Invested Capital, less any distributions to the Class A Members (other than distributions pursuant to Section 3.9 included in the calculation of (a)(i) above) over prior allocation of losses made to them pursuant to this Section 3.4(b)(iii); and

          (iv)   Fourth, to the Members in accordance with their Percentage
                 ------
Interests; provided, however, that this provision shall not create an obligation on the part of any Member to contribute additional capital to the Company.

    Section 3.5  Required Regulatory Allocations.
                 --------------------------------

          (a)    Limitation on and Reallocation of Losses. At no time shall any
                 ----------------------------------------
allocations of Losses, or any item of loss or deduction, be made to a Member if and to the extent such allocation would cause such Member to have, or would increase the deficit in, any Adjusted Capital Account Deficit of such Member at the end of any fiscal year. To the extent any Losses or items are not allocated to one or more Members pursuant to the preceding sentence, such Losses shall be allocated to the Members to which such losses or items may be allocated without violation of this Section 3.5(a).

          (b)    Minimum Gain Chargeback. If there is a net decrease in the
                 -----------------------
Minimum Gain of the Company or in the Partner Minimum Gain attributable to Nonrecourse Debt during any fiscal year or other accounting period, then items of income or gain of the Company for such fiscal year (and, if necessary, subsequent fiscal years) shall be allocated to each Member or to each Member who has a share of such Partner Minimum Gain (determined as set forth in Regulations
Section 1.704-2(i)) as the case may be, in an amount equal to such Member's share of the net decrease in the Minimum Gain (determined in accordance with Regulations Section 1.704-2(d)(1) and 2(g)) or in an amount equal to such Member's share of the net decrease in Partner Minimum Gain (determined in accordance with Regulations Sections 1.704-2(i)(3) and 2(i)(5)), as the case may be.

          (c)    Nonrecourse Deductions. Nonrecourse Deductions for any fiscal
                 ----------------------
year or other accounting period (not including any Partner Nonrecourse Deductions allocated pursuant to Section 3.5(b)) shall be allocated among the Members in proportion to their respective Percentage Interests. Solely for purposes of determining each Member's proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Regulations Section

1.752-3(a)(3), each Member's interest in Company profits shall be equal to his Percentage Interest.

         (d)   Partner Nonrecourse Deductions. Any Partner Nonrecourse
               ------------------------------
Deductions for any fiscal year or other accounting period shall be allocated to the Member who bears the economic risk of loss with respect to the nonrecourse liability, as determined and defined under Regulations Section 1.704-2(b)(3) to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

         (e)   Qualified Income Offset. If any Member unexpectedly receives an
               -----------------------
item described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to each such Member in an amount and manner sufficient to eliminate, as quickly as possible and to the extent required by Regulations Section 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Member, provided that an allocation pursuant to this
Section 3.5(e) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.5(e) were not in the Agreement. This Section 3.5(e) is intended to constitute a "qualified income offset" as defined in Regulations Section 1.704-1(b)(2)(ii)(d).

         (f)   Basis Adjustment. To the extent an adjustment to the adjusted tax
               ----------------
basis of any Company asset pursuant to either of Code Sections 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         (g)   Gross Income Allocation. In the event any Member has a Capital
               -----------------------
Account deficit at the end of any Company fiscal year or other accounting period, which is in excess of the sum of the items to be credited to a Member's Capital Account under the definition of Adjusted Capital Account Deficit, then each such Member shall be allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 3.5(g) shall be made if and only to the extent that such Member would have a Capital Account deficit in excess of such sum after all other allocations provided for in this Article Three have been tentatively made as if this Section 3.5(g) were not in this Agreement. As among Members having such excess if there are not sufficient items of income and gain to eliminate all such excesses, such allocations shall be made in proportion to the amount of any such excess.

     Section 3.6 Curative Allocations.
                 ---------------------

     The allocations set forth in Section 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2 and with certain guidelines used by the Internal Revenue Service in determining the tax classification of an entity formed as a limited partnership under state law. Notwithstanding any other provision of this Article Three, the Regulatory Allocations shall be taken into account in making allocations of other items of income, gain, loss, deduction and expenditure among the Members so that, to the extent possible consistent with the Code and the Regulations, and on a cumulative basis, the respective net amounts of such allocations of other items and the Regulatory Allocations to the Members are equal to the respective net amounts that would have been allocated to the Members had no Regulatory Allocations been made. The Manager shall apply this Section 3.6 at such times and in whatever order, and shall divide allocations made pursuant to this Section 3.6 among the Members in such manner, as it determines is likely to minimize any economic distortions that might otherwise be caused by the Regulatory Allocations.

     Section 3.7 Tax and Book Allocations; Other Allocation Rules.
                 ------------------------------------------------

          (a)    Tax Allocations. Tax allocations for each fiscal year or other
                 ---------------
accounting period of the Company shall be made consistent with the allocations of Profit or Loss and items specially allocated pursuant to Sections 3.5 and 3.6 for such year or period, except that, solely for tax purposes, (i) items of income, gain, loss and deduction with respect to Company assets reflected hereunder in the Members' Capital Accounts and on the books of the Company at values that differ from the Company adjusted tax basis in such assets shall be allocated among the Members so as to take account of those differences in such manner as the Board of Managers reasonably determines is in accordance with the principles of Section 704(c) of the Code and with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g), 1.704-1(b)(4)(i) and 1.704-3, and (ii)
adjustments made pursuant to Section 734(b) or Section 743(b) of the Code shall be taken into account.

          (b)    Book-up of Capital Accounts. The Board of Managers may, if it
                 ---------------------------
reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members of the Company, adjust the Book Value values of all the Company's assets to equal their respective gross fair market values, as determined by the Board of Managers (and the Capital Accounts of the Members shall be adjusted accordingly), as of the following times: (i) the acquisition of an additional interest by any new or existing Member in exchange for more than a de minimis Capital Contribution;
                                            ----------
(ii) the distribution by the Company to a Member of more than a de minimis
                                                                ----------
amount of assets of the Company as consideration for an Interest; (iii) immediately prior to an Exercise Event; and (iv) the liquidation of the Company. There shall be a Book-up upon the Effective Date.

          (c)    Changes in Members' Interests. If during any fiscal year or
                 -----------------------------
other accounting period of the Company there is a change in any Member's interest in the Company, the Board of Managers shall allocate Profit or Loss to the Members in the Company in a manner that complies with the provisions of
Section 706 of the Code and the Regulations thereunder.

            (d)   Credits. All tax credits of the Company for a fiscal year or
                  -------
other accounting period (or portion thereof, if appropriate) shall be allocated among the Members in proportion to their Percentage Interests.

    Section 3.8   Tax Withholding. If the Company incurs a withholding tax
                  ---------------
obligation with respect to the share of income allocated or amounts paid to any Member, including a PIK Preferred Member, (a) any amount which is (i) actually withheld from a distribution that would otherwise have been made to such Member and (ii) paid over in satisfaction of such withholding tax obligation shall be treated for all purposes under this Agreement as if such amount had been distributed to such Member under Section 3.9, and (b) any amount which is so paid over by the Company, but which exceeds the amount, if any, actually withheld from a distribution which would otherwise have been made to such Member, shall be treated as an interest-free advance to such Member. Amounts treated as advanced to any Member pursuant to this Section 3.8 shall be repaid by such Member to the Company within thirty (30) days after the Manager or the Board of Managers gives notice to such Member making demand therefor. Any amounts so advanced and not timely repaid shall bear interest, commencing on the expiration of said Thirty (30) day period, compounded monthly on unpaid balances, at an annual rate equal to the Applicable Federal Rate as of such expiration date. The Company shall collect any unpaid amounts from any Company distributions that would otherwise be made to such Member.

    Section 3.9   Distributions to Cover Members' Tax Liability. The Managers
                  ---------------------------------------------
shall, to the extent of Available Cash, reduced however, by any amount deemed distributed under Section 3.8(a), distribute to Members (other than PIK Preferred Members) amounts intended to cover the potential federal, state or local tax obligations of such Members on account of the cumulative allocation to them of taxable income in excess of tax losses pursuant to this Agreement. For purposes of the foregoing, such federal, state and local tax obligations of each Member shall be assumed to equal the highest effective combined federal and state income tax rate applicable to any Member multiplied by the cumulative allocation to such Member of taxable income in excess of tax losses determined as described in the definition of Profits and Losses without the adjustments listed therein, with the result reduced by the cumulative amount previously distributed pursuant to this Section 3.9. Partial distribution made to the Members pursuant to this section 3.9 shall be made in proportion to their respective amounts calculated under the previous sentence. Distributions made pursuant to this Section 3.9 (including, but not limited to, amounts withheld from Guaranteed Payments payable hereunder) shall be considered for all purposes of this Agreement as distributions to the Members pursuant to Section 3.1 hereof.

    Section 3.10  Basis of Certain Distributions. Any ambiguity in the
                  ------------------------------
interpretation of the provisions of Sections 3.1, 3.2 or 3.4 shall be resolved so as to achieve the same or substantially the same result as that contemplated in the illustrative examples contained in Exhibit 3.10 hereto.

                                 ARTICLE FOUR

              RIGHTS, POWERS AND DUTIES OF THE BOARD OF MANAGERS

    Section 4.1   Management and Control of the Company
                  -------------------------------------

           (a) Subject to the Consent of the Class A Members when required by this Agreement, the Board of Managers, within the authority granted to it under and in accordance with the provisions of this Agreement, shall have full, exclusive and complete discretion in the management and control of the day to day business and affairs of the Company in the ordinary course and shall make all decisions regarding the day to day business of the Company in the ordinary course. Notwithstanding any other provision of this Agreement, the Board of Managers shall take no action which lies outside the scope of the Company's ordinary course of business without the Consent of seventy-five percent (75%) in Interest of the Class A Members.

           (b) Subject to Section 2.6(i) of the Members' Agreement, the Board of Managers shall consist initially of six (6) Managers, designated in accordance with the Members' Agreement, and may be increased to ten (10) Managers pursuant to Section 2.6(b) of the Members' Agreement. Managers may withdraw at any time and may be removed at any time and shall promptly be replaced by the Members responsible for appointing such representatives pursuant to this Section 4.1(b). Managers need not be Members of the Company.

    Section 4.2   Authority of the Board of Managers
                  ----------------------------------

           (a) In addition to any other rights and powers that the Board of Managers may possess under this Agreement and the Act, the Board of Managers shall have, except to the extent otherwise provided in Section 4.1(a), 4.4 and elsewhere in this Agreement, all of the rights and powers which are necessary for or convenient or incidental to the accomplishment of the Company's purpose and the conduct of the Company business which, by way of illustration but not limitation, shall include the following rights and powers:

           (i)    to carry out the purpose of the Company as set forth in
Section 1.2;

           (ii) to employ and dismiss from employment employees, agents, attorneys, accountants, consultants, custodians of the assets of the Company, transfer agents and servicing agents;

           (iii) to protect and preserve the title and interest of the Company with respect to the assets at any time owned or acquired by the Company;

           (iv) to collect all amounts due to the Company, and otherwise to enforce all rights of the Company through such means as it shall determine to be appropriate;

           (v) to establish and maintain one or more bank accounts for the Company;

           (vi) to cause securities owned by the Company to be registered in the Company's name;

          (vii) to the extent that funds of the Company are available, to pay all debts, expenses and obligations of the Company;

          (viii) to the extent that funds and other assets of the Company are available, to make periodic distributions to the Members in accordance with the provisions of this Agreement;

          (ix) to establish and maintain the books and records of the Company in accordance with this Agreement;

          (x) to establish and maintain a Capital Account for each Member in accordance with this Agreement;

          (xi) to allocate Profit and Loss and other items in accordance with the terms of this Agreement;

          (xii) to make tax elections on behalf of the Company pursuant to and in accordance with Section 10.4 provided, however, that this authority shall not extend to an election on behalf of the Company to be taxed as an association.

         (b) Any Person dealing with the Company may rely upon a certificate signed by the Board of Managers, thereunto duly authorized, as to:

          (i)     the identity of the Members;

          (ii) the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the Board of Managers or in any other manner germane to the affairs of the Company;

          (iii) the Persons who are authorized to execute and deliver any instrument or document of the Company; or

          (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

          C. Any document executed by the Board of Managers, the President, any Vice-President, the Secretary or the Treasurer, while acting in the name and on behalf of the Company in such capacity within the scope of their authority, shall be deemed to be the action of the Company vis-a-vis any third parties (including any Member as a third party for such purpose).

    Section 4.3   Officers of the Company
                  -----------------------

    The Board of Managers shall designate a President, one or more Vice-Presidents, a Treasurer and a Secretary, and may from time to time designate such other officers of the Company and establish the scope of duties to be performed by such officers. The Board of Managers may terminate a Person's status as an officer at its sole discretion. The officers of the Company in the first instance shall be:

                 President                John J. McCann III
                 Vice-President           David R. Castle
                 Treasurer                Larry Gunning
                 Secretary                Roger W. Evans

    Section 4.4  Super-Majority Requirements
                 ---------------------------

    Unless the Company shall obtain the prior written consent of the holders of at least seventy-five percent (75%) interest of the Class A Members, the Company will not:

          (a) sell, lease or otherwise dispose of all or substantially all of the assets of the Company;

          (b)    except in the case of a sale or merger transaction pursuant to
Section 2.4 of the Members' Agreement, engage in any Liquidity Event;

          (c) issue, sell, repurchase or redeem any Interests or rights, options, warrants or other securities convertible into or exchangeable for Interests, except (i) as provided in Section 2.1, 2.2 or 2.3 of the Members' Agreement; and (ii) the issue or sale of any Interest referred to in Section 2.7(b) of the Members' Agreement;

          (d) make any distributions except distributions pursuant to Section 3.1, 3.2 and 3.9;

          (e)    dissolve, liquidate or wind up the business of the Company; or

          (f)    make any material change in the nature of its business.

    Section 4.5  Indemnification
                 ---------------

    The Board of Managers, each Member, and the officers of the Company ("Indemnified Party") shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss or damage incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith either on behalf of the Company or in furtherance of the interests of the Company and in a manner reasonably believed by such Person to be within the scope of the authority granted to such Person by this Agreement or by law or by the Consent of the Members in accordance with the provisions of this Agreement, provided that such Person was not guilty of gross negligence, willful misconduct or any other breach of duty with respect to such act or omission. To the fullest extent permitted by law, the Company, out of its assets and not out of the assets of the Members, shall indemnify and hold harmless each Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of any act or omission or alleged act or omission arising out of such Person's activities as a Board of Managers, as a Member or as an officer if such activities were performed in good faith either on behalf of the Company or in furtherance of the interests of the Company, and in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement or by law or by the Consent of the Members in accordance with the provisions of this

Agreement, against losses, damages, or expenses for which such Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding so long as such Person was not guilty of gross negligence, willful misconduct or any other breach of duty with respect to such acts or omissions, and, with respect to any criminal action or proceeding, and had no reasonable cause to believe its conduct was unlawful and provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Company assets and the Members shall not have any personal liability on account thereof.

                                 ARTICLE FIVE

         WITHDRAWAL OF MEMBERS, TRANSFERABILITY OF A MEMBER'S INTEREST

    Section 5.1  Withdrawal.
                 ----------

    No Member may withdraw from the Company except and to the extent contemplated by this Agreement or the Members' Agreement.

    Section 5.2  Transfer of Member's Interest
                 -----------------------------

    (a)   (i)    No Member may Transfer all or any part of its Interest in the
Company until all of the following conditions have been complied with in full:

          (A) such Member has complied with the applicable provisions of Sections 2.1 through 2.5 of the Members' Agreement;

          (B) if requested by the Managers, the Company shall have received an opinion of counsel to the Company or in the case of Northwestern, an opinion of its internal counsel that in any such case that such Transfer (I) will not result in the termination of the Company under Section 708 of the Code, (II) will not affect the status of the Company as a partnership for federal income tax purposes, (III) may be effected without registration under the 1933 Act; and
(IV) will not result in the violation of any applicable state securities laws;

          (C) such Transfer is a Permitted Transfer as defined in the Members' Agreement or has been approved by seventy-five percent (75%) in interest of the Class A Members, which approval shall not be unreasonably withheld; and

          (D) an instrument of assignment, reasonably satisfactory to the Board of Managers, transferring such Interest shall have been delivered to the Board of Managers for recordation on the books of the Company.

          (ii) Northwestern may transfer its Interests in accordance with the terms and provisions of the Members' Agreement.

Upon compliance with the foregoing provisions the Transfer by a Member of all or any part of its Interest shall be deemed to be approved and the transferee shall be admitted to the Company as a substituted Member.

    (b) Unless a transferee is a Member or becomes a substituted Member in accordance with the provisions set forth in this Section 5.2, such transferee shall have no right to require any information or account of the Company's transactions or to inspect the Company's books or to vote or give Consents hereunder, but shall only be entitled to receive the share of the distributions, profits or other compensation by way of income, or the return of the contribution, to which its assignor would otherwise be entitled, as provided herein and in the Act.

    (c) The Company and the Board of Managers shall be entitled to treat the record owner of any Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash, securities or other property made in good faith to such owner until such time as all of the provisions of
Section 5.2(a)(i) or (ii), as the case may be, have been complied with in full. Any attempted Transfer, other than pursuant to Section 5.2(d), by a Member which is not in accordance with all of the provisions of Section 5.2(a)(i) or (ii), as the case may be, shall be void and ineffective and shall not bind the Company or the Board of Managers.

    (d) If a Member dies or becomes incompetent, his executor, administrator or trustee, or, in the event of appointment by a court of competent jurisdiction, his conservator or guardian, shall be a permitted assignee of the Interest of such Member after delivering written notice to the Company of its status as the legal representative of such Member with reasonable proof of such status, but shall not be admitted as a substituted Member except in accordance with Section 5.2(a).

                                  ARTICLE SIX

                     RIGHTS AND OBLIGATIONS OF THE MEMBERS

    Section 6.1  No Participation in Management
                 ------------------------------

    The Members shall have no right to control or take any part in the management or control of the Company's business in their capacity as such, but each Member may exercise the rights and powers of a Member under this Agreement, including, without limitation, upon the terms and provisions contemplated by the Members' Agreement. A Member may provide services to the Company pursuant to a written employment or consulting agreement.

    Section 6.2  No Authority to Act
                 -------------------

    The Members shall have no power to represent, act for or sign for the Board of Managers or the Company in their capacity as such. Each Member hereby consents to the exercise by the Board of Managers of the powers conferred on it by State law subject to the terms and conditions of this Agreement and the Members' Agreement.



                                 ARTICLE SEVEN

            DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

    Section 7.1  Events Causing Dissolution
                 --------------------------

    The Company shall dissolve and its affairs shall be wound up upon the happening of any of the following events:

    (a) the sale or other disposition by the Company of all or substantially all of its assets;

    (b) the Consent of Class A Members having a collective Percentage Interest of at least sixty percent (60%) to dissolve and liquidate the Company; or

    (c) the entry of decree of judicial dissolution under section 18-802 of the Act.

    Section 7.2  Liquidation
                 -----------
    (a) Upon dissolution of the Company, the Board of Managers or, if one is appointed, an authorized liquidating trustee shall wind up the Company's affairs. Upon termination and dissolution of the Company and liquidation of its assets, the Board of Managers shall apply the Company's assets to the payment of all liabilities owing to creditors in accordance with the applicable law. The Board of Managers shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid by the Board of Managers upon dissolution to a bank or trust company to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period or occurrence of such events as the Board of Managers may in establishing such reserves deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in subparagraph (b) of this Section 7.2.

    (b) After paying liabilities and providing for reserves in accordance with subparagraph (a) of this Section 7.2, the Board of Managers shall make a final allocation of Profit or Loss, as the case may be, and other items to the Members' Capital Accounts in accordance with Article Three, which allocation shall take into account any unrealized gains and losses with respect to assets to be distributed in kind in accordance with Sections 1.704-1(b)(2)(iv)(e) and 1.704-1(b)(2)(iv)(f) of the Treasury Regulations. The remaining assets of the Company shall then be distributed to and among the Members in accordance with
Section 3.2. In the event that any part of such remaining assets consists of property, securities or accounts receivable or other non-cash assets, the Board of Managers may, but need not, take such steps as it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. No Member shall have the right to demand or receive property or other assets other than cash in return for his contribution.

                                 ARTICLE EIGHT

                                  AMENDMENTS

    This Agreement may be amended only with the Consent of seventy-five percent (75%) in interest of the Class A Members, provided that no amendment shall be made which would reduce the Capital Account or otherwise adversely affect the economic interest of any Member without the Consent of such Member and no amendment which adversely affects the interests of the Class B Members, Class C Members, Class D Members or Class E Members without a like effect on all other Members may be made without the Consent of such Members provided though that in no event may Article Two, Article Three, Section 5.2 (as it relates to the transfer of Interests held by Northwestern) or this Article Eight be amended without written consent of the holders of at least seventy-five percent (75%) of the Class C Interests and provided further (but without limitation to the foregoing) that in no event may Section 3.1(c) or 3.1(d) or this Article Eight be amended without written consent of the PIK Preferred Member or Section 1.7(d) or other provisions hereof relating to the Warrant or this Article Eight be amended without written consent of the Exerciser. A Member's Consent to an amendment may be evidenced by the Member's execution of the amendment. The Board of Managers shall, within a reasonable time after the adoption of any amendment to this Agreement (but not longer than the period required by the Act), make any filings or publications if required by the Act or desirable to reflect such amendment.

                                 ARTICLE NINE

                         CONSENTS, VOTING AND MEETINGS

    Section 9.1  Method of Giving Consent
                 ------------------------

    Any Consent required by this Agreement may be given by:

    (a) a written consent given by the consenting Member and received by the Board of Managers at or prior to the doing of the act or thing for which the consent is solicited; or

    (b) the affirmative vote by the consenting Member to the doing of the act or thing for which the consent is solicited at any meeting called and held pursuant to Section 9.2 to consider the doing of such act or thing.

    Section 9.2  Meetings
                 --------

    Any matter requiring the Consent of the Members pursuant to this Agreement may be considered at a meeting of the Members (other than the PIK Preferred Member) held not less than ten (10) nor more than sixty (60) days after Notification thereof shall have been given by the Board of Managers to the Members (other than the PIK Preferred Members). Such Notification may be given by the Board of Managers, in its discretion, at any time. Any such Notification shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the State at such reasonable place as the Board of Managers shall designate and during normal business hours. Any meeting may be held by conference telephone or similar communication equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.


    Section 9.3   Submissions to Members
                  ----------------------

    The Board of Managers shall give the Members (other than the PIK Preferred Member) Notification of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Members. Such Notification shall include any information required by the relevant provision of this Agreement.

                                  ARTICLE TEN

              BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; ETC.

    Section 10.1  Books and Records
                  -----------------

    The books and records of the Company, including a list of the names and residence, business or mailing addresses and Interests of the Members, shall be maintained at the principal office of the Company and shall be available for examination there by any Member or by any Member's duly authorized representatives at any and all reasonable times upon reasonable notice. Any Member, or such Member's duly authorized representatives, upon Notification to the Board of Managers and upon paying the costs of collection, duplication and mailing, shall be entitled for any purpose reasonably related to any Member's Interest as a Member in the Company to a copy of information to which such Member is entitled under the Act. The Company may maintain such other books and records and may provide such financial or other statements as the Board of Managers in its discretion deem advisable.

    Section 10.2  Accounting; Tax Year
                  --------------------

    The books and records of the Company shall be kept on the accrual method and shall be closed at the end of each fiscal year. In addition, the Company's fiscal year shall be the calendar year unless another fiscal year must be used under applicable federal income tax laws for the Company to avoid having to pay any amount for deferral pursuant to Section 444 of the Code.

    Section 10.3  Reports
                  -------

      Within seventy-five (75) days after the end of the Company's fiscal year, the Board of Managers shall cause to be prepared and sent to each Person who was a Member at any time during the fiscal year financial statements which shall cover the Company's entire fiscal year, shall include a balance sheet and a profit and loss statement, and, if such profit and loss statement is not prepared on the cash method, a cash flow or source and application of funds statement. Also within seventy-five (75) days after the end of the Company's fiscal year, the Board of Managers shall furnish each Member with such information as may be necessary to enable such Member to file his Federal income tax returns, any required state income tax returns and any other report or filing required by any governmental agency or authority. The cost of all such accounting and reporting and related legal expenses, if any, shall be paid by the Company.

The Board of Managers shall also furnish to any Member (other than the PIK Preferred Member) upon request such information as is reasonably requested by such Member concerning the business and financial affairs of the Company.


    Section 10.4  Elections
                  ---------

    Subject to Section 4.2(a)(xii), the Board of Managers may cause the Company to make all elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement, in the manner that the Board of Managers reasonably believes in good faith will be most advantageous to the Company.


                                ARTICLE ELEVEN

                                  DEFINITIONS

    The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article Eleven. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires:

    "Act" means the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such Act.

    "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year determined after (i) crediting to such Capital Account any amounts which such Member is obligated to restore thereto hereunder or is deemed to be obligated to restore thereto pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(h)(5) of the Treasury Regulations and (ii) debiting to such Capital Account the reasonably expected adjustments, allocations and distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Treasury
Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

    An "Affiliate" of a Person shall mean a Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, when used with respect to the Company shall include any holder of Interests or other equity interests of the Company or any officer or director of the Company.

    "Agreement" means this Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

    "Applicable Percentage Rate" shall mean a rate per annum equal to Twelve Percent (12%) for the first Five (5) years commencing on the Effective Date hereof. On the first date of year Six (6) the Applicable Percentage Rate shall increase to Fifteen Percent (15%) and thereafter shall further increase Fifty (50) basis points at the beginning of each subsequent Six (6) month period up to a maximum rate of Eighteen Percent (18%).

    "Available Cash" shall mean such cash and cash equivalents as the Company may have from time to time available for distribution to Members, after payment or the establishment of reserves for the payment of the payment of Company expenses, Guaranteed Payments, payments due and payable in connection with the redemption of the PIK Preferred Interest and reservation for liabilities (including contingent liabilities) and working capital as the Board of Managers shall deem appropriate.

    "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in Boston, Massachusetts, are open for business.

    "Book Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except that:

         (i) the initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset (not reduced for any liabilities to which it is subject or which the Company assumes), as such value is determined and for which credit is given to the contributing Member under this Agreement;

         (ii) the Book Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, consistent with Section 3.7(b) hereof.

         (iii) the Book Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board of Managers; and

         (iv) the Book Value of the assets of the Company shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-(b)(2)(iv)(m); provided, however, that Book Value shall not be adjusted pursuant to this clause (iv) to the extent that the Board of Managers determines that an adjustments pursuant to clause (ii) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (iv).

    If the Book Value of an asset has been determined or adjusted pursuant to the preceding clauses (i), (ii) or (iv), such Book Value shall thereafter be adjusted by the depreciation taken into account with respect to such assets for purposes of computing Profits and Losses.

    "Capital Account" means, with respect to any Member, the capital account established and maintained for such Member pursuant to Section 2.1.

    "Capital Contribution" means with respect to any Member as of any date of determination, the sum of (i) the amount of money that such Member has contributed to the Company or, in the case of the PIK Preferred Member, deemed to have contributed pursuant to Section 2.1 or

Section 3.1(d) hereof, (ii) the fair market value, as agreed by the Members, of any property that such Member has contributed (net of any liabilities that the Company has incurred or taken subject to under Section 752 of the Code, in acquiring such property from such Member), and (iii) the amount of any Company liabilities that the Member has assumed within the meaning of Regulations
Section 1.704-1(b)(2)(iv)(c), other than in connection with receiving one or more distributions from the Company provided, however, that for the purposes of computing Class A Member Invested Capital, only (i) and (ii) shall be considered.

    "Change of Control" means a transaction by which any Person or any two or more Persons acting as a group, and all Affiliates of such Person or Persons, in each case other than Persons who are Members on the date hereof or are Affiliates of such Members, shall acquire Interests in the Company, whether by purchase, exchange, merger, consolidation or otherwise, such that after giving effect to such transaction, the aggregate Percentage Interest of such Person or Persons and their Affiliates exceeds fifty percent.

    "Class A Members," "Class B Members," "Class C Members", "Class D Members" and "Class E Members" shall mean those Members designated as such on Schedule 1
                                                                     ----------
attached hereto.

    "Class A Member Invested Capital" means the total Capital Contribution of the Class A Members and, in the case of Marconi (in its capacity as a holder of Warrants), the Exercise Price plus any further Capital Contribution in respect of such Class A Interests.

    "Class Percentage" means with respect to any Class A Member, the ratio, expressed as a percentage, of such Member's Capital Contribution to the total Capital Contributions of all of the Class A Members; with respect to any Class B Member, the ratio, expressed as a percentage, of such Member's Percentage Interest to the total Percentage Interests of all of the Class B Members; with respect to any Class C Member, the ratio, expressed as a percentage, of such Member's Percentage Interest to the total Percentage Interests of all of the Class C Members; with respect to any Class D Member, the ratio, expressed as a percentage, of such Member's Percentage Interest to the total Percentage Interests of all of the Class D Members and with respect to any Class E Member, the ratio, expressed as a percentage, of such Member's Percentage Interest to the total Percentage Interests of all of the Class E Members.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and, where applicable, any predecessor or successor thereto.

    "Company" shall mean Weigh-Tronix, LLC, a Delaware limited liability company, and its successors and assigns.

    "Conformed Interest" means any Class D or Class E Interest which has become a Conformed Interest pursuant to Section 2.8 or 2.9 hereof.

    "Consent" means the prior written approval of a Person, given as provided in
Section 9.1, or the affirmative vote of approval of such Person at a meeting called and held pursuant to Section 9.2, as the case may be, to do the act or thing for which the approval is solicited, or the act of granting such approval, as the context may require.

    "Effective Date" means June 13, 2000.

    "Exercise Event" shall mean the exercise of the Warrants.

    "Exercise Price" means $1,980,052.50.

    "Exerciser" shall mean Marconi, Inc. or its successor or permitted assigns, as the case may be.

    "Guaranteed Payment" for any period means the aggregate of the amounts calculated as follows in respect of each part of that period during which both the Applicable Percentage Rate and the balance of the PIK Preferred Member's Capital Account are constant. The amount for each such part of that period shall equal the product of (i) the Applicable Percentage Rate during such part of that period determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in that part of such period, and (ii) the balance of the PIK Preferred Member's Capital Account during such part of that period.

    "Interest" means the interest of a Member in the Company as represented by such Member's aggregate Capital Account.

    "Liquidity Event" shall mean a Public Offering of securities of the Company; the sale of all or substantially all of the assets of the Company; or a transaction which results in a Change of Control.

    "Member" means any Person who is a Member of the Company as shown on the books of record of the Company at the time of reference thereto, in such Person's capacity as a Member of the Company.

    "Members' Agreement" shall mean that certain Amended and Restated Members' Agreement, dated as of the date hereof, by and among the Company, Berkshire Fund IV, a Limited Partnership, Berkshire Investors LLC, the Management Members, the Other Members and Marconi (all as defined therein);

    "Minimum Gain" shall have the meaning given in Regulations Section 1.704-
2(d).

    "1933 Act" means the Securities Act of 1933, as amended from time to time.

    "Nonrecourse Deductions" shall have the meaning given in Regulations Section 1.704-2(b)(1).

    "Northwestern" shall mean The Northwestern Mutual Life Insurance Company in its capacity as a holder of Interests under this Agreement.

    "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, sent as provided in Section 12.2.

    "Partner Minimum Gain" shall mean member "nonrecourse debt minimum gain" as set forth in Regulations Section 1.704-2(i)(3).

    "Partner Nonrecourse Debt" shall have the meaning given in Regulations
Section 1.704-2(b)(4).

    "Partner Nonrecourse Deductions" shall have the meaning given in Regulations
Section 1.704-2(i)(2).

    "Percentage Interest" shall be the profit interest of a Member set forth in
Schedule I, as amended from time to time. The Percentage Interest associated
----------
with the PIK Preferred Interests shall be zero.

    "Person" means an individual, corporation, limited liability company, partnership, trust, or unincorporated association, or a government or any agency or political subdivision thereof.

    "PIK Preferred Member" means Marconi, Inc. or successors or permitted assigns, as the case may be, in its capacity as holder of the PIK Preferred Interest.

    "Profit" or "Loss" means, for each fiscal year or other accounting period, an amount equal to the taxable income or loss for such period determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to
Section 703(a)(1) of the Code shall be included in such taxable income or loss), including each item thereof, computed with the following adjustments:

         (i) income that is exempt from federal income tax and that is not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

         (ii) expenditures that are described in Section 705(a)(2)(B) of the Code (or that are treated as described in such Section pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations) and that are not otherwise taken into account in computing Profit and Loss shall be subtracted from such taxable income or loss;

         (iii) unrealized gains and losses with respect to assets that are distributed in kind shall be taken into account in accordance with Sections 1.704-1(b)(2)(iv)(e) and 1.704-1(b)(2)(iv)(f) of the Treasury Regulations;

         (iv) adjustments in the book values of properties as a result of revaluations of such properties pursuant to the last sentence of Section 2.2B shall be treated as gains or losses, as the case may be, from dispositions of such properties in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations;

         (v) gains, losses and cost recovery deductions with respect to properties that are properly reflected, under Section 1.704-1(b)(2)(iv) of the Treasury Regulations, on the Partnership's books at values that differ from the Partnership's tax bases in those properties shall be determined with reference to the book values of those properties in accordance with Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i) of the Treasury
Regulations; and

         (vi)  items that are specially allocated pursuant to Section 3.3 or
Section 3.4 shall not be taken into account in computing a Profit or Loss for any year or other period.

    "Public Offering" shall mean the first issuance of securities issued by the Company or any successor entity (including a corporation into which the Company is converted) pursuant to a public distribution in which all or any portion of the Interests of the Company, or any security of a successor entity into which such Interests may be converted, shall be listed and traded on a national exchange or on the NASDAQ National Market System.

    "Regulatory Allocations" shall have the meaning given in Section 3.6.

    "Second Tier Amount" shall mean the product of (i) the Class A Member Invested Capital divided by the Class A Members' Percentage Interests, and (ii) the sum of the Percentage Interest of the Class B Members, the Class C Members, Class D Members and Class E Members, as follows:

      Class A Member                   the sum of the Percentage Interests of
      Invested Capital            X    the Class B, C, D and E Members
      ------------------------
      Class A Members'
      Percentage Interest


    "Third Party" means any Person other than the Company.

    "Transfer" shall mean voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Interests.

    "Treasury Regulations" means the Income Tax Regulations (final, temporary and, as applicable, proposed) promulgated from time to time under the Code. References to specific sections of the Treasury Regulations shall be to such sections as amended, supplemented or superseded by Treasury Regulations currently in effect.

    "Warrants" means the warrants to purchase a Class A Membership Interest in the Company issued to Marconi, Inc. pursuant to a Warrant Agreement dated June 13, 2000, and attached hereto as Exhibit 1.

    "Warrant Agreement" means the agreement relating to the Warrants dated June 13, 2000.

    "Warrant Percentage Interest" means such percentage as, after assuming exercise in full of all warrants, options, convertible securities and other rights to subscribe, acquire, convert or exchange into Interests in existence as of the Effective Date represents five percent (5%) of all Interests, subject to adjustment for any Restructuring Events (as defined in the Warrant Agreement).

                                ARTICLE TWELVE

                           MISCELLANEOUS PROVISIONS

    Section 12.1  Appointment of the President as Tax Matters Partner
                  ---------------------------------------------------

    The President shall be the "Tax Matters Partner" for the Company as defined in Section 6231(a)(7) of the Code. As Tax Matters Partners, the President shall have all of the rights, duties, obligations and powers of a Tax Matters Partner, as so defined, set forth in Sections 6221 through 6233 of the Code. Each of the Members agrees to treat his Interest in the Company in a manner consistent with that prescribed by the Tax Matters Partner with respect to all federal, state and local tax matters.

    Section 12.2  Notification
                  ------------

    All communications provided for hereunder shall be in writing and shall be delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to a party at its address appearing on Schedule I, or to such other address such party or its
                     ----------
assignee shall designate to the other parties hereto in writing; provided, however, that a notice to a party by overnight air courier shall only be effective if delivered to such party at a street address designated for such purpose on Schedule I, and a notice to a party by facsimile communication shall
           ----------
only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier.

    Section 12.3  Binding Provisions
                  ------------------

    The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

    Section 12.4  No Waiver
                  ---------

    The failure of any Member to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

    Section 12.5  Legends
                  -------

    If certificates are issued evidencing, Interests of the Company , whether now or hereafter owned by the Members, such certificates shall be subject to the terms of this Agreement and shall have endorsed in writing, stamped or printed, thereon the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN OPERATING AGREEMENT DATED AS OF MAY 1, 1998 AS AMENDED BY THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT DATED JUNE 13, 2000 AND OF A MEMBERS' AGREEMENT DATED AS OF MAY 1, 1998, AS AMENDED BY THE AMENDED MEMBERS' AGREEMENT DATED JUNE 13, 2000 AS EACH SUCH AGREEMENT MAY BE FURTHER AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

    Section 12.6  Applicable Law
                  --------------

    This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without reference to the conflicts of laws provisions thereof.

    Section 12.7  Separability of Provisions
                  --------------------------

    Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable in any jurisdiction, such provision or provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, or the application of the affected provision to Persons or circumstances other than those to which it was held invalid or unenforceable, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 12.8  Entire Agreement
                  ----------------

    This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein or therein.

    Section 12.9  Section Titles
                  --------------

    Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

    Section 12.10 Counterparts
                  ------------

    This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart.


               [Remainder of the Page Intentionally Left Blank]

                               WEIGH-TRONIX, LLC

                              OPERATING AGREEMENT

                          Counterpart Signature Page
                          --------------------------

    IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                              BERKSHIRE MEMBERS:

                              BERKSHIRE FUND IV INVESTMENT CORP.

                              By: /s/ D. Randolph Peeler
                                  ----------------------
                              Name:   D. Randolph Peeler
                              Title:

                              BERKSHIRE INVESTORS, LLC

                              By: /s/ D. Randolph Peeler
                                  ----------------------
                              Name:   D. Randolph Peeler
                              Title: Managing Member


                              BERKSHIRE FUND V INVESTMENT CORP.

                              By: /s/ D. Randolph Peeler
                                  ----------------------
                              Name:   d. Randolph Peeler
                              Title:

                               WEIGH-TRONIX, LLC

                              OPERATING AGREEMENT

                          Counterpart Signature Page
                          --------------------------

                                    NORTHWESTERN:

                                    THE NORTHWESTERN MUTUAL LIFE
                                    INSURANCE COMPANY

                                    By: /s/ Jeffrey J. Lueken
                                        ---------------------

                                        Jeffrey J. Lueken

                                        Its Authorized Representative

                               WEIGH-TRONIX, LLC

                              OPERATING AGREEMENT

                          Counterpart Signature Page
                          --------------------------

                                    MANAGEMENT MEMBERS:


                                    /s/ John J. McCann, III
                                    -----------------------
                                    John J. McCann, III


                                    /s/ Roger W. Evans
                                    ------------------
                                    Roger W. Evans


                                    /s/ David R. Castle
                                    -------------------
                                    David R. Castle


                                    /s/ Larry Gunning
                                    -----------------
                                    Larry Gunning


                                    /s/ illegible     Director
                                    --------------------------
                                    R & H Trust Co. [Jersey] Limited

                               WEIGH-TRONIX, LLC

                              OPERATING AGREEMENT

                          Counterpart Signature Page
                          --------------------------

OTHER MEMBERS:

DISCRETIONARY SETTLEMENT            SUNAPEE SECURITIES, INC.
Dated May 6, 1998

By: /s/ Roger Evans                 By: /s/ Gary Wilkinson
    ---------------                     ------------------
        Roger Evans                         Gary Wilkinson, Treasurer


DOMINIC'S TRUST                     SQUAM LAKE INVESTORS, III, L.P.
Dated May 7, 1998                   By: GPI, Inc., its General Partner


By: /s/ Roger Evans                 By: /s/ Alan R. Harris
    ---------------                     ------------------
        Roger Evans                         Alan R. Harris, Vice-President


NICHOLAS' TRUST                     BANCBOSTON INVESTMENTS INC.
Dated May 8, 1998

By: /s/ Roger Evans                 By: /s/ Mary J. Reilly
    ---------------                     ------------------
        Roger Evans                         Mary J. Reilly


W-T INVESTMENT, LLC                 CRAIG L. BURR 1986 CHILDREN'S TRUST


By: /s/ John J. McCann, III         By: /s/ William P. Egan
    -----------------------             -------------------
                                        William P. Egan, Trustee



                                        /s/ Rowland Moriarty
                                        --------------------
                                        Rowland Moriarty

                               WEIGH-TRONIX, LLC

                              OPERATING AGREEMENT

                          Counterpart Signature Page
                          --------------------------


                                          MARCONI:

                                          MARCONI INC.


                                          By: /s/ Thomas Edens
                                             -----------------
                                                  Thomas Edens

                                  SCHEDULE  I
                                      TO
                          SECOND AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      OF
                               WEIGH-TRONIX, LLC

                                CLASS A MEMBERS
                                ---------------

NAME AND ADDRESSES                     PROFIT             CAPITAL
OF CLASS A MEMBERS                     INTEREST           CONTRIBUTION
------------------                     --------           ------------

Berkshire Fund IV Investment Corp.       47.303            $28,639,310
One Boston Place, Suite 3300
Boston, MA  02108
Attn:  Bradley M. Bloom

Berkshire Fund V Investment Corp.        22.356            $16,821,127
One Boston Place, Suite 3300
Boston, MA  02108
Attn:  Bradley M. Bloom

Berkshire Investors, LLC                  6.966            $ 4,546,039
One Boston Place, Suite 3300
Boston, MA  02108
Attn:  Bradley M. Bloom

BancBoston Investments Inc.                .528            $   250,000
175 Federal Street, 10th Floor
Boston, MA  02110
Attn:  Mary Reilly

Sunapee Securities, Inc.                   .420            $   256,900
c/o Bain & Company
2 Copley Place
Boston, MA  02116
Attn:  Mike Cannuscio

Squam Lake Investors, III, L.P.           2.191            $ 1,413,124
c/o Bain & Company
2 Copley Place
Boston, MA  02116
Attn:  Mike Cannuscio

Craig L. Burr 1986 Children's Trust       0.528            $   250,000
c/o Burr, Egan, Deleage & Co.
200 Clarendon Street, 51/st/ Floor
Boston, MA  02116
Attn:  Francis Kingsley

Rowland Moriarty                          1.834              1,239,000
c/o Cubex Corp.
200 Clarendon Street, 33/rd/ Floor

Boston, MA  02116

John J. McCann, III                        .622            $   250,000
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

R&H Trust Co. [Jersey] Limited             .410            $   150,000
Ordinance House
St. Helier Jersey
Channel Island

Roger W. Evans                             .410            $   150,000
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

David R. Castle and Susan M. Castle        .344            $   100,000
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

W-T Investment, LLC                       1.831            $ 1,083,500
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

                                         ------            -----------
                 Class A Sub-total       85.742            $55,149,000

                                CLASS B MEMBERS
                                ---------------

NAME AND ADDRESSES                     PROFIT              CAPITAL
OF CLASS B MEMBERS                     INTEREST            CONTRIBUTION
------------------                     ---------           ------------

John J. McCann, III                        .592%                  - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

R&H Trust Co. [Jersey] Limited             .460%                  - 0 -
Ordinance House
St. Heiller Jersey
Channel Island
Attn:  President

Roger W. Evans                             .460%                  - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

David R. Castle and Susan M. Castle        .460%                  - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President
                                          ------                 ------
               Class B Sub-total          1.973%                 $  0

                                CLASS C MEMBERS
                                ---------------

NAME AND ADDRESSES                   PROFIT            CAPITAL
OF CLASS C MEMBER                    INTEREST          CONTRIBUTION
-----------------                    ---------         ------------

The Northwestern Mutual Life Ins.       2.999%                - 0 -
720 East Wisconsin Ave.
Milwaukee, WI  53202-4797
Attn:  Tim Wegener

                                        ------             --------
               Class C Sub-total        2.999%             $    0

                                CLASS D MEMBERS
                                ---------------

NAME AND ADDRESSES                     PROFIT     CAPITAL
OF CLASS D MEMBERS                     INTEREST   CONTRIBUTION
------------------                     ---------  ------------

John J. McCann, III                       0.696%         - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

R&H Trust Co. [Jersey] Limited            0.542%         - 0 -
Ordinance House
St. Heiler Jersey
Channel Island
Attn:  President

Roger W. Evans                            0.542            -0-
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

David R. Castle and Susan M. Castle       0.542%         - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

                                          ------        -------

               Class D Sub-total          2.322%        $  0

                                CLASS E MEMBERS

NAME AND ADDRESSES                 PROFIT             CAPITAL
OF CLASS E MEMBERS                 INTEREST           CONTRIBUTION
------------------                 ---------          ------------

John J. McCann, III                   1.393%                 - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

R&H Trust [Jersey] Limited            1.083%                 - 0 -
Ordinance House
St. Heiler Jersey
Channel Island
Attn:  President

Roger W. Evans                         .386%                 - 0 -
c/o Weigh-Tronix LLC
1000 Armstrong Drive
Fairmont, MN  56031-1000
Attn:  President

Discretionary Settlement               .232%                 - 0 -
Dated May 6, 1998
By Roger William Evans and
Pamela Margaret Evans

Dominic's Trust dtd. May 7, 1998       .232%                 - 0 -
By Roger William Evans and
Pamela Margaret Evans

Nicholas' Trust dtd. May 8, 1998       .232%                 - 0 -
By Roger William Evans and
Pamela Margaret Evans

David R. Castle and
Susan M. Castle                       1.083%                 - 0 -
c/o Weigh-Tronix, LLC
1000 Armstrong Drive
Fairmont, MN 56031-1000

W-T Investment, LLC                   2.321%                 - 0 -
c/o Weigh-Tronix, LLC
1000 Armstrong Drive
Fairmont, MN 56031-1000

               Class E Sub-total      6.964%

          Total (All Members)       100.000%              $    0
                                    =======               ======


                             PIK PREFERRED MEMBER
                             --------------------

NAME AND ADDRESSES                             CAPITAL
OF PIK PREFERRED MEMBER                        CONTRIBUTION
-----------------------                        ------------

Marconi, Inc.                                  Euro 10.0 million
c/o Marconi Data Systems Inc.
1500 Mittel Boulevard
Wood Dale, IL 60191-1073

                                  SCHEDULE  II
                                       TO
                          SECOND AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                               WEIGH-TRONIX, LLC

                   CRITERIA FOR CONFORMING CLASS E INTERESTS/1/
                   -------------------------------------------


     The Class E Interests shall become Conformed Interests in accordance with the provisions of Section 2.9 of the Operating Agreement unless the Company achieves EBITDA (as herein defined) targets as set forth in paragraph A below, or certain targets are achieved upon sale of the Company as provided in paragraph B below. Additionally, if a Class E Member's employment by the Company or any Subsidiary shall terminate for any reason prior to achievement by the Company of the EBITDA targets set forth in paragraph A below, or the targets relating to the sale of the Company set forth in paragraph B below, all Class E Interests held by such Class E Member which remain subject to becoming Conformed Interests shall become Conformed Interests, except as set forth in the immediately following sentence. If either (i) the Subsidiary or division of the Company for which a Class E Member works is sold to an unaffiliated third party, such Class E Member offers to become an employee of the buyer for at least one year following such sale at a compensation level and with responsibilities substantially equivalent to those employees immediately before such sale, and the buyer declines such offer of employment, or (ii) there is an internal reorganization or restructuring of the Company and its Subsidiaries pursuant to which such Class E Member's position is eliminated or materially changed, such Class E Member offers to continue in the employ of the Company at a compensation level comparable to that employee immediately prior to such reorganization or restructuring, and to assume responsibilities appropriate for his expertise and abilities, and the Company declines such offer of employment, then the Class E Interest of such Class E Member shall continue to be eligible for release from becoming a Conformed Interest as provided in this Schedule II.
                                                  -----------

A.   Termination if EBITDA Targets not Met.
     -------------------------------------

     The Class E Interests shall become Conformed Interests if either certain annual or cumulative EBITDA targets are not met as herein provided. For purposes of this Schedule the term "EBITDA" shall mean, for any year, the consolidated net earnings of the LLC and its subsidiaries for such period, plus
                                                                           ----
(a) all amounts deducted therefrom on account of (i) taxes, (ii) interest charges, (iii) depreciation charges and (iv) amortization charges; (b) management fees paid to Berkshire Investors LLC or its affiliates during such period; (c) non-cash charges or income for such period attributable to income and expenses incurred as a result of a Class E Interest no longer being subject to becoming Conformed Interests; (d) one-time non-recurring costs and expenses which are attributable to any acquisition, including the acquisition of the Company and its subsidiaries; and (e) any costs attributable to the write-up of assets or goodwill

_______________________

/1/ The hurdles will be updated post-closing Fifty percent (50%) of the Class E Interests will be released from risk of forfeiture. Remember interests will be subject to revised EBITDA hurdles.

resulting from purchase accounting in connection with any acquisition, including that of the Company and its subsidiaries, all as determined in conformity with generally accepted accounting principles. In addition, EBITDA shall be calculated without regard to any income or expense associated with the grant, exercise, vesting, issuance or, for accounting purposes only, the revaluation of the assets underlying any options or warrants. Class E Interests shall become Conformed Interests if and to the extent that the following targets are not met:

                                 EBITDA Targets

                             (dollars in millions)

-------------------------------------------------------------------------------------------------------
                                                                                             Column F
                      Column A       Column B       Column C       Column D       Column E   cumulative
                      3/31/99        3/31/00        3/31/01        3/31/02        3/31/03    3/31/2003
                      --------       --------       --------       --------       --------   ----------
Minimum               $ 15.4         $ 18.2         $ 20.1         $ 22.3         $ 25.0     $ 101.0
Threshold
Maximum                 17.1           20.2           22.3           24.8           27.8       112.2
Threshold
Percentage of             20%            20%            20%            20%            20%        100%
Class E
Interests
Subject to
being
Conformed
-------------------------------------------------------------------------------------------------------

     To the extent that the Company makes acquisitions during the periods listed in Columns A through F above which require additional equity investments, or additional debt investments with so-called "equity kickers", the foregoing EBITDA targets will be revised to reflect the revised capital structure. Upon the occurrence of extraordinary corporate events (including the sale of a portion of the business or the license of technology), the performance targets set forth above will be reset as determined by the Board of Managers (which determination shall include the affirmative vote of at least one Management Representative).

     1. If the EBITDA for any of the periods specified in Columns A through E is less than the target for such period set forth opposite the line item entitled "Minimum Threshold", then 20% of the Class E Interests shall become Conformed Interests unless the targets in Column F are met or the targets described in paragraph B below are met.

     2. If the EBITDA for any of the periods specified in Columns A through E equals or exceeds the target for such period set forth opposite the line item entitled "Maximum Threshold", then 20% of the Class E Interests shall no longer be subject to becoming Conformed Interests with respect to such period.

     3. If the EBITDA for any of the periods in Columns A through E is greater than the target for such period set forth opposite the line item entitled "Minimum Threshold" but less than the target for such period set forth opposite the line item entitled "Maximum Threshold", then the percentage of the Class E Interests which shall be released from the risk of becoming Conformed Interests shall be determined by straight line interpolation between 0% and 20%.

     4. If the EBITDA for the period in Column F is less than the target for such period set forth opposite the line item entitled "Minimum Threshold", then no Class E Interest shall be released from the risk of becoming Conformed Interests the Class E Interests beyond that required pursuant to subparagraphs number (1) through (3) above.

     5. If the EBITDA for the period specified in Column F equals or exceeds the target for such period set forth opposite the line item entitled "Maximum Threshold", the percentage of Class E Interests which shall be released from the risk of becoming Conformed Interests shall equal 100% less that percentage which has theretofore been released from such risk in vesting under subparagraphs (1) through (3) above.

     6. If the EBITDA for the period specified in Column F is greater than the target for such period set forth opposite the line item entitled "Minimum Threshold", but is less than the target for such period set forth opposite the line item entitled "Maximum Threshold", then the percentage of the Class E Interests which shall be released from the risk of becoming Conformed Interests shall be determined by a straight line interpolation between 0% and 100%, and there shall be subtracted from the percentage so determined, the percentage of Class E Interests which has been released from risk of being conformed pursuant to paragraph (1) through (3) above.

B.   Release of Risk of Becoming Conformed Interests Upon Liquidity Event.
     --------------------------------------------------------------------

     In the event of the consummation of a Liquidity Event (as defined in the Operating Agreement), the Class E Interests shall be subject to release from risk of becoming Conformed Interests as and to the extent provided below:

          (a) No release from risk of becoming Conformed Interests shall occur unless the Net Proceeds payable to Berkshire Fund IV, a Limited Partnership and its affiliates (collectively, "Berkshire") exceeds two times Berkshire's equity investment ("Investment") in the LLC if such Liquidity Event is consummated prior to December 31, 2000, and three times such Investment if such Liquidity Event is consummated thereafter. (Such requirement is hereinafter referred to as the "Multiple Test"). The term "Net Proceeds" shall mean the amount payable to Berkshire Fund IV as a result of Liquidity Event, after payment of all costs and expenses of such Sale and after giving effect to any release from risk of becoming Conformed Interests required under this heading (B), but before payment of any taxes with respect to such receipt of proceeds. The term "Internal Rate of Return" shall mean the annual rate of return earned by Berkshire on its Investment in the LLC from the date such Investment was made through the date of consummation of the Sale, and shall be calculated after giving effect to any amounts payable with respect to Interests for which the risk of becoming Conformed Interests has been released pursuant to this Schedule II.
                                                       -----------

          (b) If the Multiple Test has been met, but the Net Proceeds received by Berkshire with respect to such Liquidity Event represent less than or equal to a 30% Internal Rate of Return on Berkshire Fund IV's investment in the Company, then no release from the risk of becoming Conformed Interests shall occur under this heading (B).

          (c) If the Multiple Test has been met, and the Net Proceeds received by Berkshire with respect to such Sale equals or exceeds a 35% Annual Internal Rate of Return on Berkshire's Investment in the Company, then there shall be released from the risk of becoming Conformed Interests 100% of the Class E Interests, less such percentage as has otherwise vested pursuant to heading (A) above.

          (d) If the Net Proceeds received by Berkshire with respect to a Liquidity Event exceeds a 30% annual Internal Rate of Return on Berkshire's Investment in the Company, but is less than a 35% annual Internal Rate of Return on such Investment, then the percentage of the Class E Interests which are released from the risk of becoming Conformed Interests shall be determined by straight line interpolation between 0% and 100%, and there shall be deducted from such percentage that percentage of Class E Interests which has been released from risk of becoming Conformed Interests pursuant to heading (A) above.

          (e) In the event that a Liquidity Event occurs and all of the Class E Interests do not become released from the risk of becoming Conformed Interests, then those Class E Interests which have not been released from the risk of becoming Conformed Interests shall become Conformed Interests.

                                  Exhibit 3.10

                                WEIGH-TRONIX LLC

                   EXAMPLE OF ALLOCATION UPON LIQUIDITY EVENT
                   ------------------------------------------

Assumptions:

          1)   Initial investment - $15MM

          2)   Sale in year 3 for $30MM

          3) In the first example, one half of the Class E Interests have become conformed, and in the second example, all of the Class E Interests have become conformed. For purposes of these examples, the additional 5% Class E Interests for other management have not been included.)


          4)   No distributions have previously been made.

Percentage Interests, depending on whether one half or none of Class E Interests become Conformed Interests:


                                                                     Percentage if     Percentage if
                                                                      1/2 Class E       all Class E
                                     Purchase           Initial        Interests         Interests
     Name             Interest        Price          Percentage/(1)/   "Conform"         "Conform"
     ----             --------        -----          --------------  -------------     -------------
Investors           Class A        $15,000,000               74.29%           78.20%            82.54%
Management
  Free Equity       Class B                 -0-               4.25%            4.48%             4.72%
Northwestern        Class C                 -0-               6.46%            6.80%             7.18%
Management
  Incentive Time    Class D                 -0-               5.00%            5.26%             5.56%
Management
  Incentive         Class E                 -0-              10.00%            5.26%                0%
Performance
         Total                     $15,000,000                 100%             100%              100%
                                   ===========               =====            =====             =====

Allocations:

     A.        Assume One Half Class E Interests Conform.
               ------------------------------------------

     1)        $15MM first allocated to Class A Members

     2) Class B, C, D, E Members are then allocated $4,181,585 (their collective ownership in LLC of 21.80% times the sum of $15MM plus $4.181 MM), in proportion to their respective positions, as follows:

                     Class B         20.55%      $  859,316
                     Class C         31.19%      $1,304,237
                     Class D         24.13%      $1,009,016
                     Class E         24.13%      $1,009,016
                                    ------       ----------
                                    100.00%      $4,181,585
                                    ======       ==========

     3) Balance of proceeds ($30MM less $19,181MM previously allocated, or $10,818,415), allocated among Class A, B, C, D, E members in proportion to their Percentage Interests, as follows:

                               First Tier        Second Tier        Third Tier         Total
     Class of Member          Distribution       Distribution      Distribution     Distribution
     ---------------          ------------       ------------      ------------     ------------
     Class A                  $ 15,000,00             --           $ 8,460,000     $23,460,000
     Class B                        --            $  859,316           484,665       1,343,981
     Class C                        --             1,304,237           735,652       2,039,889
     Class D                        --             1,009,016           569,049       1,578,065
     Class E                                       1,009,016           569,049       1,578,065
                              -----------         ----------       -----------     -----------
           Totals             $15,000,000         $4,181,585       $10,818,415     $30,000,000
                              ===========         ==========       ===========     ===========

     B.        Assume All of Class E Interests Conform.
               ---------------------------------------

     1)        $15MM first allocated to Class A Members

     2) Class B, C, D, E Members are then allocated $3,173,000 (their collective ownership interest in LLC of 17.46% times the sum of $15MM plus $3.173 MM), in proportion to their respective positions, as follows:

                     Class B         27.04%      $  857,979
                     Class C         41.12%      $1,304,738
                     Class D         31.84%      $1,010,283
                                     -----       ----------
                                    100.00%      $3,173,000
                                    ======       ==========

     3) Balance of proceeds ($30MM less $18,173MM previously allocated, or $11,827,000), allocated among Class A, B, C and D members in proportion to their Percentage Interests, as follows:

                          First Tier  Second Tier    Third Tier      Total
     Class of Member    Distribution  Distribution  Distribution  Distribution
     ---------------    ------------  ------------  ------------  ------------
     Class A            $ 15,000,00           --    $ 9,762,006   $24,762,006
     Class B                     --   $  857,979    $   558,234     1,416,213
     Class C                     --    1,304,738        849,179     2,153,917
     Class D                     --    1,010,283        657,581     1,667,864
                        -----------   ----------    -----------   -----------
           Totals       $15,000,000   $3,173,000    $11,827,000   $30,000,000
                        ===========   ==========    ===========   ===========